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                                                        Exhibit 10.25.7



                         CONSENT TO ASSIGNMENT
                                  OF
                     OPERATING GUARANTY AGREEMENT

      This Consent to Assignment (this "Consent") is entered into as of March 21, 1997, to be effective as of December 31, 1997, by NRG Energy, Inc., a Delaware corporation (the "Company"), NRG Generating (Parlin) Cogeneration Inc. (formerly known as O'Brien (Parlin") Cogeneration, Inc.), a Delaware corporation ("NRGG Parlin"), and Credit Suisse First Boston (formerly known as Credit Suisse), acting through its New York branch ("CS") as agent (hereinafter in such capacity, together with any successors thereto in such capacity referred to as "Agent") pursuant to the Credit Agreement dated as of May 17, 1996 by and amount (i) NRGG Parlin and NRG Generating (Newark) Cogeneration Inc. (formerly known as O'Brien (Newark) Cogeneration, Inc.), a Delaware corporation ("NRGG Newark"; NRGG Parlin and NRGG Newark, collectively, the "Borrowers"),
(ii) Credit Suisse First Boston, as Lender and each additional Lender from time to time party to the Credit Agreement and (iii) the Agent (as to same may be amended, modified or supplemented from time to time, the "Credit Agreement").

                               RECITALS

      WHEREAS, the Company, for the benefit of NRGG Parlin, has entered into that certain Guaranty Agreement, dated as of even date herewith, to be effective January 1, 1997, (as the same may be amended, modified or supplemented from time to time, the "Assigned Agreement") with respect to the System Operation and Maintenance Agreement, dated as of December 31, 1997 (as the same may be amended, modified or supplemented from time to time, the "O&M Agreement"), between Power Operations, Inc. (the "Operator") and NRGG Parlin; and

      WHEREAS, NRGG Parlin has assigned or will assign to Agent for the benefit of the Secured Parties (as defined in the Credit Agreement and referred to herein as "Assignee") all of its rights, title and interest in, to and under the Assigned Agreement as security for NRGG Parlin's obligations under the Credit Agreement; and

      WHEREAS, the Company is willing to consent to such assignment and the grant of a security interest by NRGG Parlin in favor of Assignee as described above.

 NOW, THEREFORE, in consideration of the premises and of other valuable consideration, the parties hereto agree as follows:

19.  Assignment and Security Interest

     As security for the due and punctual performance and payment of all of NRGG Parlin's obligations under the Credit Agreement, NRGG Parlin has assigned or will assign to Assignee as collateral security, all of NRGG Parlin's rights to and under the Security Agreement (as defined in the Credit Agreement).

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20.  Consent

     The Company hereby (i) irrevocably consents to the assignment specified in paragraph 1 of this Consent and to any subsequent assignments by Agent or Assignee upon and after Agent's or Assignee's exercise of its rights and remedies under the Security Agreement and (ii) agrees that, following the assumption of the Assigned Agreement by Agent, Assignee or their nominee, designee or assignee, all agreements made by the Company under or pursuant to the Assigned Agreement shall inure to the benefit of such party and shall be enforceable by such party to the same extent as if such party were originally named in the Assigned Agreement.

21.  Amendment or Termination of Operating Guaranty

     (a) The Company covenants and agrees with Agent that without the prior written consent of Agent (i) the Company will not materially amend, modify or terminate the Assigned Agreement and (ii) no waiver by NRGG Parlin of any of the obligations of the Company under the Assigned Agreement, and no consent, approval or election made by NRGG Parlin in connection with the Assigned Agreement shall be effective.

     (b) In the event that the Operator and Agent, Assignee or their nominee or designee enter into a new O&M Agreement pursuant to
     Section 3(b) of that certain Consent to Assignment of System Operating and Maintenance Agreement, dated as December 31, 1997, entered into by the Operator, NRGG Parlin and Agent, then the Company shall, at the option of Agent and Assignee, enter into a new Assigned Agreement for the benefit of Agent, Assignee or (at the direction of Agent or Assignee) their nominee or designee having terms substantially identical to the Assigned Agreement, pursuant to which Agent, Assignee or their nominee or designee shall have all the rights and obligations of NRGG Parlin under the Assigned Agreement.

22.  Payments

     The Company agrees that until receipt of written notice from Agent that all obligations of NRGG Parlin under the Credit Agreement have been fully satisfied, the Company hereby agrees to make all payments due to NRGG Parlin under the Assigned Agreement directly to such account as Agent may from time to time hereafter specify in writing and the Company will not be entitled to recover any amount so paid from Agent.

23.  Representations and Warranties

     The Company hereby represents and warrants to Agent and Assignee as follows:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full power, authority

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               and legal right to incur the obligations provided for in
          this Consent and the Assigned Agreement.

          (b) The execution, delivery and performance by the Company of this Consent and the Assigned Agreement have been duly authorized by all necessary corporate action.

          (c) The Assigned Agreement is in full force and effect and has not been amended.

          (d) Each of this Consent and the Assigned Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by general principles of equity and by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors rights generally.

          (e) There is no litigation, action, suit, investigation or proceeding pending or, to the best knowledge of the Company, threatened against the Company nor any basis therefor, before or by any court, administrative agency, environmental council, arbitrator or governmental authority, body or agency, which could adversely affect the performance by the Company of its obligations hereunder or under the Assigned Agreement or which questions the validity, binding effect or enforceability hereof or thereof.

          (f) The Company is not in violation of its articles of incorporation or bylaws, and the execution, delivery and performance by the Company of this Consent and the Assigned Agreement, and the consummation of the transactions contemplated hereby and thereby, will not result in any violation of any term of its articles of incorporation or bylaws, of any material contract or agreement applicable to it, or of any license, permit, franchise, judgment, decree, writ, injunction, order, charter, law, ordinance, rule or regulation applicable to it or any of its properties or to any obligations incurred by it or by which it or any of its properties may be bound or affected, or of any determination or award of any arbitrator applicable to it, and will not conflict with, or cause a breach of, or default under, any such term.

          (g) The Company has not received notice of, or consented to the assignment of any of NRGG Parlin's right, title, or interest in the Assigned Agreement to any person or entity other than Agent and Assignee.

24.  Notices

     All notices or other communications which are required or permitted hereunder to be given to any party shall be in writing (including facsimile communication) and shall be deemed given if delivered personally or sent by telecopy or by registered or certified mail, return receipt requested, to the address of such party specified below or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein:

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

     If to Agent:

                         Credit Suisse First Boston
                         Eleven Madison Avenue
                         19th Floor
                         New York, NY  10010-3629

                         Attention:   Project Finance

                         Telecopy:    (212) 325-8049

     If to NRGG Parlin:

               NRG Generating (Parlin) Cogeneration, Inc.
               c/o NRG Generating (U.S.) Inc.
               1221 Nicollet Mall, Suite 610
               Minneapolis, MN  55403

               Attention:  President

               Telecopy:  (612) 373-8833

     If to the Company:

               NRG Energy, Inc.
               1221 Nicollet Mall, Suite 700
               Minneapolis, MN  55403

               Attention:

               Telecopy:



      All such notices and communications shall, when mailed, be effective seven (7) days after being deposited in the mail in the manner aforesaid, or when sent by telecopier, upon receipt thereof.


25.  Governing Law

     THIS CONSENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

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

26.  Successors and Assigns

     This Consent shall be binding upon the parties and their successors and assigns and inure to the benefit of the parties and their respective successors and assigns (which assigns, in the case of Agent and Assignee, shall include, without limitation, any nominee or designee of Agent and Assignee and any purchaser of all or any portion of rights under the Assigned Agreement in connection with an Event of Default under the Credit Agreement or a foreclosure by Agent and Assignee.)

27.  Waiver

     No amendment or waiver of any provisions of this Consent shall be effective unless the same shall be in writing and signed by Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

28.  Counterparts

     This Consent may be executed in any number of counterparts, all of which counterparts shall together constitute one and the same instrument.

29.  Further Assurances

     The Company will at any time and from time to time, upon the written request of Agent, execute and deliver such further documents and do such other acts and things as Agent may reasonably request in order to effectuate more fully the purposes of this Consent.

30.  Conflicts

     In the event of a conflict between any provision of this Consent and the provisions of the Assigned Agreement, the provisions of this Consent shall prevail.



                 [SIGNATURES APPEAR ON THE NEXT PAGE]

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

          IN WITNESS WHEREOF, each of the undersigned has duly executed this Consent as of the date first above written.

                                        NRG ENERGY, INC.



                                        By:/s/ Ronald J. Will
                                        Name:  Ronald J. Will
                                        Title: Vice President


                                           NRG    GENERATING   (PARLIN)
                    COGENERATION INC.



                                        By:
                                        Name:
                                        Title:


Accepted:

CREDIT SUISSE FIRST BOSTON, as Agent



By:/s/ Guy Cirincione
Name:  Guy Cirincione
Title: Director





By:/s/ Andrew B. Leon
Name:  Andrew B. Leon
Title: Associate

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